Exhibit 99.1

FOR IMMEDIATE RELEASE

B. Riley Financial Releases Preliminary Estimates of Unaudited Fourth Quarter 2024 Financial Results

Net Income Available to Common Shareholders Expected to be in Range of $48 million to $68 million, or $1.57 to $2.22 Per Diluted Net Income per Common Share

LOS ANGELES, March 3, 2025 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services company, today released preliminary estimates of financial results for the three-month period ending December 31, 2024. The estimated financial results provide a range that are unaudited and subject to completion of the ongoing audit of the Company's annual financial statements.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented: “This quarter reflects a demarcation line from managing the losses in our principal investments to moving forward with our core businesses as the primary focus. During the quarter, we made important progress monetizing non-core assets and addressing our near-term liabilities. At the same time, our results were negatively impacted by a number of unusual expenses related to legal, transaction and restructuring fees, which we believe will decline as we progress through 2025.”

Riley continued, “The steps we’ve taken over the past year, which include reducing debt by more than $700 million since January 2024, have enabled us to retire our Nomura facility and look forward as a company. While we recognize we have work to do, we do believe the worst is behind us and remain confident in the future based on the underlying strength of our core businesses, including B. Riley Securities. B. Riley Securities finished the year with a strong December, and we are well positioned to invest resources to grow the team over the coming quarters.”

Summary of preliminary unaudited estimates for the three-months ending December 31, 2024:

•	Net income available to common shareholders is expected to be in the range of $48 million to $68 million, or $1.57 to $2.22 per diluted net income per common share, which includes approximately $236 million to $247 million of income from discontinued operations primarily related to divesture of a majority interest in the Great American businesses
•	Diluted net income per common share is expected to be in the range of $1.57 to $2.22
•	Net loss from continuing operations is expected to be in the range of ($178) million to ($187) million, which primarily includes:
•	Preliminary estimated impairment charges of goodwill and intangible assets of $73 million to $79 million;
•	$49 million of trading losses and realized and unrealized losses on investments; and
•	Operating adjusted EBITDA from continuing operations is expected to be in the range of $12 million to $14 million
•	Cash, cash equivalents, and restricted cash as of December 31, 2024 of approximately $257 million, which included approximately $156 million of cash and cash equivalents and $101 million of restricted cash primarily reserved for the Company’s February 2025 senior notes, which were redeemed on February 28, 2025
•	Total debt of $1.78 billion as of December 31, 2024
•	Total debt, net of cash and investments, of $991[1] million as of December 31, 2024, a decline of $221 million from the third quarter

[1]	$991 million of total debt, net of cash and investments is comprised of: Preliminary estimates of total debt of $1.778 billion, net of cash, cash equivalents and restricted cash of $257 million, securities and other investments owned of $291 million, loans receivable of $149 million, due from clearing brokers of $31 million, and other investments and deposits of $57 million (which includes securities sold not yet purchased, loan participations sold and noncontrolling interests).

www.brileyfin.com | NASDAQ: RILY	1

This update is not a comprehensive statement of the Company's quarterly financial results and is unaudited and subject to change. The Company's Annual Report on Form 10-K as an accelerated filer is due on March 17, 2025.

Investor Conference Call Details
B. Riley Financial will hold an investor call today, March 3, beginning at 4:30 PM ET (1:30 PM PT) to discuss its business and preliminary unaudited financial results for the fourth quarter 2024. Investors may access the live audio webcast and archived recording at https://ir.brileyfin.com/events-and-presentations. A web recording will be made available for replay until March 14.

About B. Riley Financial

B. Riley Financial is a diversified financial services company that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its subsidiaries and affiliated entities, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes

See "Note Regarding Use of Non-GAAP Financial Measures" for further discussion of these non-GAAP terms. For a reconciliation of Adjusted EBITDA, and Operating Adjusted EBITDA to the comparable GAAP financial measures, please see the Appendix hereto.

Note Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including adjusted EBITDA, operating adjusted EBITDA, and total debt, net of cash and investments, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, gain on bargain purchase, impairment of goodwill and tradenames, stock-based compensation and transaction and other expenses, (ii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans net of fixed income trading revenue, realized and unrealized gains (losses) on investments, and other investment related expenses, (iii) including in the case of total cash and investments, cash and cash equivalents, net of noncontrolling interest, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

www.brileyfin.com | NASDAQ: RILY	2

Forward-Looking Statements
Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today's date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

www.brileyfin.com | NASDAQ: RILY	3

B. RILEY FINANCIAL, INC.

Reconciliation of Net Income Preliminary Estimate to Adjusted EBITDA Preliminary Estimate

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate
	Three Months Ended December 31, 2024
	Low	High
Net income available to common shareholders	$47,800	$67,800
Preferred stock dividends	2,000	2,000
Net income attributable to B. Riley Financial, Inc.	49,800	69,800
Income from discontinued operations, net of income taxes	236,000	247,000
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	600	600
Loss from continuing operations	(186,800)	(177,800)
Adjustments:
Net loss attributable to noncontrolling interests	600	600
Provision for income taxes	3,000	2,000
Interest expense	30,600	30,600
Interest income	(700)	(700)
Share based payments	2,200	2,200
Depreciation and amortization	11,000	11,000
Restructuring charge	600	600
Loss on extinguishment of loans	12,200	12,200
Impairment of goodwill and tradenames	79,000	73,000
Transactions related costs and other	(1,200)	(1,200)
Total EBITDA adjustments	137,300	130,300
Adjusted EBITDA	$(49,500)	$(47,500)

Operating EBITDA Adjustments:
Trading loss	6,800	6,800
Fair value adjustments on loans	7,500	7,500
Realized and unrealized losses on investments	42,500	42,500
Fixed Income Spread	4,300	4,300
Other investment related expenses	400	400
Total Operating EBITDA Adjustments	61,500	61,500
Operating Adjusted EBITDA	$12,000	14,000

Diluted net income per common share
Continuing operations	$(6.17)	$(5.88)
Discontinued operations	7.74	8.10
Diluted income per common share	$1.57	$2.22
Weighted average diluted common shares outstanding	30,500,000	30,500,000

www.brileyfin.com | NASDAQ: RILY	4

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ir@brileyfin.com

Media

press@brileyfin.com

www.brileyfin.com | NASDAQ: RILY	5